Exhibit 99.1

Washington Prime Group Announces Fourth Quarter and Fiscal Year 2020 Results
COLUMBUS, OH – March 16, 2021 – Washington Prime Group Inc. (NYSE: WPG) today reported financial and operating results for the fourth quarter and fiscal year ended December 31, 2020. The Company’s financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s management has stated that there exists substantial doubt about the Company’s ability to continue as a going concern as defined by generally accepted accounting principles.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net (loss) income per diluted share	$(5.24)	$0.81	$(11.04)	$(0.47)
FFO per diluted share	$1.69	$3.74	$3.96	$13.08
FFO per diluted share, as adjusted	$1.69	$2.81	$4.41	$10.59

A description of each non-GAAP financial measure and the related reconciliations to the comparable GAAP financial measure are provided in this press release.
Fourth Quarter Financial Results
Net loss attributable to common shareholders for the fourth quarter of 2020 was $111.4 million, or $(5.24) per diluted share, compared to a net income of $17.1 million, or $0.81 per diluted share, a year ago. The year-over-year (YOY) difference relates primarily to the significant impacts of tenant lease modifications and increased bad debt expense related to delinquent receivables during the fourth quarter of 2020 due to the ongoing COVID-19 pandemic resulting in lower YOY revenue of $20.7 million partially offset by lower recoverable operating expenses of $5.0 million. Results for the fourth quarter of 2020 include a non-cash impairment loss of $109.0 million, which compares to $6.3 million of such charges in the same quarter a year ago. Other items contributing to the YOY change include a reduction in gain on sales of outparcels of $9.2 million, as well as a reduction in gain on extinguishment of debt of $24.7 million, from the same quarter a year ago.
Funds from Operations (FFO) for the fourth quarter of 2020 was $42.3 million, or $1.69 per diluted share, which compares to $93.2 million, or $3.74 per diluted share, during the same quarter a year ago. The YOY decrease in FFO is primarily attributed to reductions in comparable net operating income (NOI) of $17.7 million for the portfolio primarily from the negative impact of COVID-19, a $23.1 million gain on debt extinguishment in 2019 (net of default interest), as well as a decreases in non-cash straight-line income, fee income and reductions in gains on sales of depreciable real estate.

Included in FFO during the fourth quarter of 2019 is the aforementioned net gain on extinguishment of debt of $23.1 million. When adjusting for this gain, FFO, as adjusted, for the fourth quarter of 2019 was $70.1 million, or $2.81 per diluted share. There was no such gain during the fourth quarter of 2020.
Balance Sheet Update
As reported on February 16, 2021, Washington Prime Group, L.P. (“WPG L.P.”), the operating partnership of the Company, elected to withhold the $23.2 million interest payment that was due on February 15, 2021 (the “Interest Payment”) with respect to WPG L.P.’s Senior Notes due 2024 (the “Notes”) and, as provided for in the indenture governing the Notes, to enter the 30-day grace period to make such payment. WPG L.P. does not expect to make the Interest Payment on the last day of such 30-day grace period. WPG L.P.’s failure to make the Interest Payment will result in an “event of default” on March 17, 2021 with respect to the Notes, which will result in a cross default under each of its corporate credit facilities (together, the “Credit Agreements”). While the event of default is continuing under the indenture governing the Notes, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes to be due and payable immediately. While the event of default is continuing under each of the Credit Agreements, the applicable administrative agent may, and shall upon the direction of the requisite lenders, declare the loans thereunder to be immediately due and payable.
On March 16, 2021, WPG L.P. entered into a forbearance agreement (the “Notes Forbearance Agreement”) with certain beneficial owners (the “Forbearing Noteholders”) of more than 67% of the aggregate principal amount of WPG L.P.’s Notes. Pursuant to the Notes Forbearance Agreement, among other things, the Forbearing Noteholders have agreed to forbear from exercising any rights and remedies under the indenture governing the Notes with respect to the default or event of default resulting from the nonpayment of the Interest Payment, including the failure to pay the Interest Payment by the end of the 30-day grace period (the “Interest Default”). The forbearance period under the Notes Forbearance Agreement ends on the earlier of March 31, 2021 and the occurrence of any of the specified early termination events described therein.
In addition, WPG L.P. and certain of its subsidiaries entered into Forbearance Agreements (the “Bank Forbearance Agreements,” and together with the Notes Forbearance Agreements, the “Forbearance Agreements”) with respect to the Credit Agreements. Pursuant to the Bank Forbearance Agreements, among other things, each of the forbearing lenders under the applicable Credit Agreement has agreed to forbear from exercising any rights and remedies under the applicable Credit Agreements with respect to the Forbearance Defaults (in each case, as defined in the Bank Forbearance Agreements), including the cross-default resulting from the Interest Default. The forbearance period under each of the Bank Forbearance Agreements ends on the earlier of March 31, 2021 and the occurrence of any of the specified early termination events as described therein. WPG L.P. and certain of its subsidiaries also agreed to additional restrictions in connection with the Forbearance Agreements.
The Company is continuing to engage in negotiations and discussions to restructure its capital structure. The uncertainty associated with the Company’s ability to meet these obligations as they become due raises substantial doubt about the Company’s ability to continue as a going concern as defined by generally accepted accounting principles.

The aforementioned discussions have included negotiations of the terms and conditions of a financial restructuring (the "Restructuring") of the existing debt of, existing equity interests in, and certain other obligations of the Company and certain of its direct and indirect subsidiaries. The Restructuring may need to be implemented in cases commenced under chapter 11 of the United States Bankruptcy Code. Although the Company continues to be open to all discussions with the holders of the Notes and its other stakeholders regarding a potential Restructuring, there can be no assurance the Company will reach an agreement regarding a Restructuring in a timely manner, on terms that are attractive to the Company, or at all. The Company expects to continue to provide quality service to its customers without interruption and work with its business partners as usual during the course of these discussions and any potential transaction.
The Company’s Board of Directors has made the decision to suspend the first quarter dividends on its common shares and operating partnership units as well as with respect to Series H preferred shares of beneficial interest and Series I-1 preferred units of Preferred Limited Partnership Interest. The dividends will be reviewed quarterly by the Board of Directors.
Due to the aforementioned actions, the Company is not providing 2021 guidance. In addition, the Company will not host an earnings conference call this quarter.
The Company ended 2020 with $111M of cash and cash equivalents including its share of unconsolidated properties.
Supplemental Information
For additional details on the Company’s results and properties, please refer to the Supplemental Information report on the investor relations section of the Company’s website. This press release as well as the supplemental information have been furnished to the Securities and Exchange Commission (SEC) in a Form 8-K.
About Washington Prime Group
Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com.
Contacts
Lisa A. Indest, CAO & EVP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com
Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com

Non-GAAP Financial Measures
This press release includes FFO and NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States (GAAP). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and comparable NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company believes that FFO provides investors with additional information regarding operating performance and a basis to compare the Company’s performance with that of other REITs.
The Company uses FFO in addition to net income to report operating results. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (NAREIT) as net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sales or disposals of previously depreciated retail operating properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest.
NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment charges and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same property NOI excludes termination income and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges, are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.
Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Investors should understand that the Company’s computation of these non-GAAP measures might not be comparable to similar measures reported by other REITs and that these non-GAAP measures do not represent cash flow from operations as defined by GAAP, should not be considered as alternatives to net income determined in accordance with GAAP as a measure of operating performance and are not alternatives to cash flows as a measure of liquidity. Investors are cautioned that items excluded from these measures are significant components in understanding and addressing financial performance. Reconciliations of these measures are included in the press release.

Regulation Fair Disclosure (FD)
The Company routinely posts important information online on the investor relations section of the corporate website. The Company uses this website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. The Company encourages members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through the Company’s website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation; the Company has determined that there is substantial doubt about its ability to continue as a going concern; there is no assurance that the Company will be able to reach an agreement in principle regarding a restructuring, comply with the terms of any such agreement or successfully complete a restructuring contemplated thereby, creating substantial doubt about our ability to continue as a going concern; the Company may seek the protection of the Bankruptcy Court, which would subject it to the risks and uncertainties associated with bankruptcy and may harm the Company’s business and place its equity holders at significant risk of losing all of their investment in the Company; the Company’s limited liquidity could materially and adversely affect its business operations; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the coronavirus (COVID-19) pandemic; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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CONSOLIDATED STATEMENTS OF OPERATIONS
Washington Prime Group Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Rental income	$143,261	$159,519	$506,682	$633,633
Other income	6,111	10,504	17,736	27,851
Total revenues	149,372	170,023	524,418	661,484

Expenses:
Property operating	(36,323)	(39,460)	(137,779)	(154,328)
Real estate taxes	(20,079)	(21,133)	(78,379)	(82,139)
Advertising and promotion	(2,418)	(3,272)	(7,333)	(9,513)
Total recoverable expenses	(58,820)	(63,865)	(223,491)	(245,980)
Depreciation and amortization	(55,917)	(62,178)	(229,064)	(271,320)
General and administrative	(13,398)	(11,728)	(48,119)	(51,187)
Ground rent	(204)	(224)	(778)	(837)
Impairment loss	(108,965)	(6,320)	(135,151)	(35,256)
Total operating expenses	(237,304)	(144,315)	(636,603)	(604,580)

Interest expense, net	(40,947)	(38,576)	(156,752)	(153,382)
Impairment on note receivable	—	—	(11,237)	—
Gain on disposition of interests in properties, net	3,133	12,317	31,945	38,373
Gain on extinguishment of debt, net	—	24,747	—	63,660
Income and other taxes	1,228	(831)	1,098	(1,296)
(Loss) income from unconsolidated entities, net	(3,392)	503	(14,693)	(1,499)
Net (loss) income	(127,910)	23,868	(261,824)	2,760
Net (loss) income attributable to noncontrolling interests	(20,012)	3,260	(42,038)	(1,514)
Net (loss) income attributable to the Company	(107,898)	20,608	(219,786)	4,274
Less: Preferred share dividends	(3,508)	(3,508)	(14,032)	(14,032)
Net (loss) income attributable to common shareholders	$(111,406)	$17,100	$(233,818)	$(9,758)

(Loss) income per common share, basic and diluted	$(5.24)	$0.81	$(11.04)	$(0.47)

CONSOLIDATED BALANCE SHEETS
Washington Prime Group Inc.
(Unaudited, dollars in thousands)

	December 31, 2020	December 31, 2019

Assets:
Investment properties at cost	$5,688,526	$5,787,126
Construction in progress	185,275	115,280
	5,873,801	5,902,406
Less: accumulated depreciation	2,539,745	2,397,736
	3,334,056	3,504,670

Cash and cash equivalents	92,618	41,421
Tenant receivables and accrued revenue, net	132,610	82,762
Investment in and advances to unconsolidated entities, at equity	416,339	417,092
Deferred costs and other assets	129,724	205,034
Total assets	$4,105,347	$4,250,979

Liabilities:
Mortgage notes payable	$1,101,653	$1,115,608
Notes payable	710,476	957,566
Term loans	681,563	686,642
Revolving credit facility	639,976	204,145
Other indebtedness	87,807	97,601
Accounts payable, accrued expenses, intangibles, and deferred revenues	276,086	260,904
Distributions payable	3,323	3,252
Cash distributions and losses in unconsolidated entities, at equity	—	15,421
Total liabilities	3,500,884	3,341,139

Redeemable noncontrolling interests	3,265	3,265

Equity:
Stockholders' equity
Series H Cumulative Redeemable Preferred Stock	104,251	104,251
Series I Cumulative Redeemable Preferred Stock	98,325	98,325
Common stock	2	2
Capital in excess of par value	1,262,524	1,254,788
Accumulated deficit	(913,128)	(655,492)
Accumulated other comprehensive loss	(12,124)	(5,525)
Total stockholders' equity	539,850	796,349
Noncontrolling interests	61,348	110,226
Total equity	601,198	906,575
Total liabilities, redeemable noncontrolling interests and equity	$4,105,347	$4,250,979

RECONCILIATION OF FUNDS FROM OPERATIONS
INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES
Washington Prime Group Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Funds from Operations ("FFO"):
Net (loss) income	$(127,910)	$23,868	$(261,824)	$2,760
Less: Preferred dividends and distributions on preferred operating partnership units	(3,568)	(3,568)	(14,272)	(14,272)
Real estate depreciation and amortization, including joint venture impact	65,184	71,370	265,868	310,430
Noncontrolling interests portion of depreciation and amortization	(75)	(67)	(75)	(67)
Net income attributable to noncontrolling interest holders in properties	(63)	(45)	(63)	(45)
Impairment loss, including (gain) on disposition of interests in properties, net	108,714	1,594	109,488	26,586
FFO	$42,282	$93,152	$99,122	$325,392

Adjusted Funds from Operations:
FFO	$42,282	$93,152	$99,122	$325,392
Impairment on note receivable	—	—	11,237	—
Gain on extinguishment of debt, net	—	(23,098)	—	(62,011)
Adjusted FFO	$42,282	$70,054	$110,359	$263,381

Weighted average common shares outstanding - diluted	25,092	24,914	25,008	24,868

FFO per diluted share	$1.69	$3.74	$3.96	$13.08
Total adjustments	$—	$(0.93)	$0.45	$(2.49)
Adjusted FFO per diluted share	$1.69	$2.81	$4.41	$10.59

RECONCILIATION OF NET OPERATING INCOME GROWTH FOR COMPARABLE PROPERTIES
INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES
Washington Prime Group Inc.
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Variance $	2020	2019	Variance $

Reconciliation of Comp NOI to Net (Loss) Income:
Net (loss) income	$(127,910)	$23,868	$(151,778)	$(261,824)	$2,760	$(264,584)

Loss (income) from unconsolidated entities	3,392	(503)	3,895	14,693	1,499	13,194
Income and other taxes	(1,228)	831	(2,059)	(1,098)	1,296	(2,394)
Gain on extinguishment of debt, net	—	(24,747)	24,747	—	(63,660)	63,660
Impairment on note receivable	—	—	—	11,237	—	11,237
Gain on disposition of interests in properties, net	(3,133)	(12,317)	9,184	(31,945)	(38,373)	6,428
Interest expense, net	40,947	38,576	2,371	156,752	153,382	3,370
Operating (Loss) Income	(87,932)	25,708	(113,640)	(112,185)	56,904	(169,089)

Depreciation and amortization	55,917	62,178	(6,261)	229,064	271,320	(42,256)
Impairment loss	108,965	6,320	102,645	135,151	35,256	99,895
General and administrative	13,398	11,728	1,670	48,119	51,187	(3,068)
Fee income	(2,040)	(3,013)	973	(7,544)	(11,682)	4,138
Management fee allocation	34	17	17	149	140	9
Pro-rata share of unconsolidated joint ventures in comp NOI	14,405	18,022	(3,617)	53,776	70,469	(16,693)
Property allocated corporate expense	4,125	4,893	(768)	19,053	19,055	(2)
Non-comparable properties and other (1)	749	104	645	3,771	(685)	4,456
NOI from sold properties	(23)	(817)	794	(91)	(5,718)	5,627
Termination income	(1,438)	(118)	(1,320)	(1,716)	(1,630)	(86)
Straight-line rents, net	202	(1,270)	1,472	266	(4,213)	4,479
Ground lease adjustments for straight-line and fair market value	5	5	—	20	20	—
Fair market value and inducement adjustments to base rents	(1,240)	(893)	(347)	(8,647)	(6,194)	(2,453)
Less: Tier 2 and noncore properties (2)	(7,245)	(10,396)	3,151	(24,975)	(40,260)	15,285
Comparable NOI - Tier 1 and Open Air properties	$97,882	$112,468	$(14,586)	$334,211	$433,969	$(99,758)
Comparable NOI percentage change - Tier 1 and Open Air properties			-13.0%			-23.0%

(1) Represents an adjustment to remove the NOI amounts from properties not owned and operated in all periods presented, certain non-recurring expenses (such as hurricane related expenses), as well as material insurance proceeds and other non-recurring income received in the periods presented. This also includes adjustments related to the rents from the outparcels sold to Four Corners.

(2) NOI from the Tier 2 and noncore properties held in each period presented.